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                                  EXHIBIT 99.2

                                                           FOR IMMEDIATE RELEASE

                    THE HARVEY ENTERTAINMENT COMPANY REPORTS
                       FOURTH QUARTER AND YEAR-END RESULTS

LOS ANGELES, CA (April 8, 1999) - The Harvey Entertainment Company (Nasdaq:
HRVY) today reported results for the fourth quarter and year-ended December 31, 1998. Separately, the Company also announced today that it has entered into an agreement whereby a new permanent management team, led by Roger A. Burlage, would assume operating control of the company in conjunction with a $17 million cash and stock investment in Harvey. Harvey Entertainment also reported that City National Bank has agreed to extend the maturity date of its $2.5 million revolving credit facility to April 30, 1999 (during which time the agreed-upon equity infusion is expected to close) as well as modify the credit facility's minimum net worth requirement for which Harvey is presently not in compliance.

Net operating revenues for the fourth quarter of 1998 were a negative $(1,728,000) compared to revenues of $3,616,000 in the comparable period of 1997. The 1998 fourth quarter results reflect the recognition of a $3,000,000 charge based on preliminary estimates of the lifetime revenues and costs associated with the direct-to-video feature, Baby Huey's Great Easter Adventures, released in March 1999. The period also reflects the write-off of the remaining $1,675,000 in receivables relating to the Casper, A Spirited Beginning direct-to-video. Harvey has determined that the only overages to be recorded on this project are likely to be those, if any, that are supported during the course of a future participation audit of the books and records of the distributor.

Harvey Entertainment reported a 1998 fourth quarter net loss of $(5,869,000), or $(1.40) per basic share, compared to net income of $627,000, or $0.15 per diluted share, in the fourth quarter of 1997. The weighted average number of shares outstanding in the 1998 fourth quarter was 4,187,000 basic shares, compared to 4,059,000 diluted shares outstanding in the year-ago period.

Net operating revenues for the year-ended 1998 were a negative $(1,569,000), compared to revenues of $15,404,000 in of 1997. Revenues for 1998 reflect a limited scope of operations related to working capital constraints, the ongoing strategic review process and negative $(3,991,000) adjustment to reduce the Company's estimate, based on actual shipment data, of the lifetime profitability of the 1997 Casper, A Spirted Beginning direct-to-video feature. Revenues in 1997 reflect revenues based on initial shipments of Casper, A Spirited Beginning as well as a $3.3 million advance for Casper Meets Wendy. The Company does not expect to recognize further revenues for Casper Meets Wendy, which was released in September 1998, until such time, if at all, that actual shipment data indicate the Company's profit participation will exceed the advance.


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HARVEY ENTERTAINMENT REPORTS FOURTH QUARTER AND YEAR-END RESULTS, 4/8/99

Revenues for 1997 also reflect the payment of a $600,000 non-refundable advance related to an agreement with Universal Studios, Inc. to produce a theatrical motion picture sequel to the 1995 feature, Casper. In 1997, the Company also received a $900,000 non-refundable advance against the Company's profit participation from the 1995 Casper movie.

The Company reported a net loss of $(11,238,000), or $(2.77) per basic share, for the year ended December 31, 1998, compared to net income of $3,178,000, or $0.80 per diluted share, in the comparable year-ago period. In addition to the charges and write-offs reflected in the fourth quarter which are discussed above, the 1998 net loss included bad debts of $940,000 and the write-off of $500,000 in previously capitalized product development costs in the first quarter of 1998. Also included in the net loss for 1998 is a charge of $581,000, net of tax benefits, representing the value of previously disclosed warrants and options granted in the first three quarters of 1998 to Global Media for management services and the value of extending previously granted warrants to the Company's former investment banker. Such warrant and option charges, which have no impact on cash or stockholders' equity, will be reflected in restated losses for the first three quarterly periods of the year. The weighted average number of shares outstanding for 1998 was $4,059,000 basic shares compared to 3,964,000 diluted shares for the year ending 1997.

The Harvey Entertainment Company is engaged in the management and exploitation of its proprietary branded characters through merchandising and filmed entertainment, which includes theatrical, home video and television. The Harvey Classic Characters Brands include Casper, the Friendly Ghost, Fatso, Stinkie and Stretch (the Ghostly Trio), Richie Rich, Baby Huey, Hot Stuff, Little Audrey, Wendy the Good Little Witch and many others. For more information on The Harvey Entertainment Company, visit the Company's website at http://www.harvey.com.

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, the need for permanent senior management, the need to secure financing for the Company's existing production activities as well as to implement the Company's business plan, the success of the Company's expansion strategy and risks of the Company's merchandising, home video, and filmed entertainment activities, the management of growth, fluctuations in quarterly and annual operating results, the release of filmed entertainment products, the risk that the pursuit by the Company of strategic alternatives will not be successful and other risks most recently outlined in the Company's filings with the Securities and Exchange Commission. Actual results may differ materially from management expectations.

                                 (table follows)


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                        THE HARVEY ENTERTAINMENT COMPANY
                      Consolidated Statement of Operations

                                            Fourth Quarter Ended                        Year Ended
                                                  December 31,                          December 31,
                                            1998               1997               1998                 1997
                                        ------------       ------------       ------------       ------------
                                                 (Unaudited)                          (Audited)

OPERATING REVENUES:
      Filmed Entertainment              $ (1,652,000)      $  2,101,000       $ (3,842,000)      $ 10,565,000
      Merchandising                         (166,000)         1,515,000          2,183,000          4,839,000
      Publishing                              90,000                 --             90,000                 --
                                        ------------       ------------       ------------       ------------
     Net operating revenues               (1,728,000)         3,616,000         (1,569,000)        15,404,000
                                        ------------       ------------       ------------       ------------

OPERATING EXPENSES:
     Cost of sales                            63,000          1,156,000          1,056,000          3,900,000
     Selling, general and
        administrative expenses            1,714,000          1,577,000          9,334,000          5,801,000
     Amortization of film library,
        goodwill, trademarks,
        copyrights and other               3,031,000            176,000          3,707,000            703,000
     Depreciation expenses                    59,000             18,000            161,000             97,000
                                        ------------       ------------       ------------       ------------
     Total operating expenses              4,867,000          2,927,000         14,258,000         10,501,000
                                        ------------       ------------       ------------       ------------

LOSSES FROM OPERATIONS                    (6,595,000)           689,000        (15,827,000)         4,903,000

OTHER INCOME                                  69,000             77,000            390,000            255,000
                                        ------------       ------------       ------------       ------------

LOSS BEFORE INCOME
   TAX BENEFIT                            (6,526,000)           766,000        (15,437,000)         5,158,000

INCOME TAX BENEFIT, NET
    OF VALUATION
    ALLOWANCE                                657,000           (139,000)         4,199,000         (1,980,000)
                                        ------------       ------------       ------------       ------------

     NET LOSS                           $ (5,869,000)      $    627,000       $(11,238,000)      $  3,178,000
                                        ============       ============       ============       ============

     NET LOSS PER SHARE
     Basic                              $      (1.40)      $       0.18       $      (2.77)      $       0.89
                                        ============       ============       ============       ============
     Diluted                            $      (1.40)      $       0.15       $      (2.77)      $       0.80
                                        ============       ============       ============       ============

     WEIGHTED AVERAGE
         SHARES OUTSTANDING
     Basic                              $  4,187,000       $  3,573,000       $  4,059,000       $  3,555,000
                                        ============       ============       ============       ============
     Diluted                            $  4,187,000       $  4,059,000       $  4,059,000       $  3,964,000
                                        ============       ============       ============       ============



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
CONTACT:                                David Collins
Michael Doherty                         Jaffoni & Collins Incorporated
The Harvey Entertainment Company        212/835-8500 or hrvy@jcir.com
310/395-5960



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